Exhibit 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned agree that the Amendment No. 1 to the Statement on Schedule 13D to which this exhibit is attached is filed on behalf of each of them in the capacities set forth below.

Dated:  September 27, 2013

Pamlico Capital II, L.P.
By:	Pamlico Capital GP II, LLC, its General Partner

By:	/s/ Scott B. Perper
Scott B. Perper
Its: Managing Member

Pamlico Capital GP II, LLC

By:	/s/ Scott B. Perper
Scott B. Perper
Its: Managing Member

/s/ Scott B. Perper
Scott B. Perper

/s/ L. Watts Hamrick III
L. Watts Hamrick III

/s/ Frederick W. Eubank II
Frederick W. Eubank II